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                                                                   EXHIBIT 10.17


                   EXECUTIVE NONSTATORY STOCK OPTION AGREEMENT

     AGREEMENT made as of 11th day of February 2002, between OIL STATES INTERNATIONAL, INC., a Delaware corporation (the "Company"), and Douglas E. Swanson ("Executive").

     To carry out the purposes of the 2001 EQUITY PARTICIPATION PLAN OF OIL STATES INTERNATIONAL, INC. (the "Plan"), by affording Executive the opportunity to purchase shares of the common stock of the Company, par value $.01 per share ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Executive hereby agree as follows:

     1. GRANT OF OPTION. The Company hereby irrevocably grants to Executive the right and option ("Option") to purchase all or any part of an aggregate of 100,000 shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms in the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $8.00 per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

     3.  FORFEITURE OF OPTIONS.

     (a) All or a portion of this Option shall be subject to forfeiture, effective as of January 31, 2003, based on the Company's Overall Score Ranking as of January 31, 2003, in accordance with the following schedule:

                                                     PERCENTAGE OF SHARES AS TO WHICH
           SCORE RANKING                                    OPTION IS FORFEITED
           -------------                                    -------------------
              Highest                                                0%

          Second Highest                                            33%

           Third Highest                                            67%

              Lowest                                               100%

Notwithstanding the forfeiture schedule provided above, if a Change of Control of the Company occurs prior to January 31, 2003, this paragraph shall be of no force or effect and the forfeiture restriction described in this paragraph shall lapse as of the effective date of such Change of Control and the Option shall vest as provided in Section 4 hereof.

     (b) The Company's Overall Score Ranking shall be based on a composite ranking of the Company against its Peer Group as of January 31, 2003, which ranking shall be determined by applying the following four metrics, in accordance with the rules described in paragraph (e) below, to each of the Company and the members of the Peer Group:

     i.   Number of equity analysts that actively cover the company ("Metric
          1");

     ii. Average Daily Trading Volume of such company as a percentage of the company's Stock Float ("Metric 2");

     iii. The increase, on a percentage basis, of the Average Daily Stock Price of the company for the period November 1, 2001 through January 31, 2002 as compared to the Average Daily Stock Price of such company for the period November 1, 2002 through January 31, 2003 ("Metric 3"); and

     iv.  The actual EBITDA trading multiple ("Metric 4").

     (c) For purposes of the Overall Score Ranking, for each metric described in paragraph (b) above, each company being evaluated with respect to such metric will receive a number of points that shall depend upon its relative place with respect to its score for such metric as among the Company and the members of the Peer Group as follows:

                                     INDIVIDUAL METRIC SCORE
                       -------------------------------------------------------
                       Highest      Second Highest    Third Highest     Lowest
Points Awarded            4                3                 2             1

     In the event of a tied individual metric score, for purposes of computing the Overall Score Ranking, each tied company will be awarded the greatest number of points possible for the ranking level for such individual metric. To determine a company's Overall Score Ranking, the points earned by such company with respect to the individual metrics described in this paragraph shall be totaled and the result shall equal such company's Overall Score Ranking. The maximum number of points a company may achieve as its Overall Score Ranking shall be 16 and the minimum number of points a company may achieve as its Overall Score Ranking shall be four.

     (d) As used in this Section 3, the following capitalized terms shall have the respective meanings set forth in this paragraph:

     i. "Average Daily Stock Price" shall mean, with respect to a company and a time period at issue, the sum of the closing daily stock price for such company on each of the days during such period at issue, as reported by Yahoo, divided by the number of trading days in such period and as adjusted for stock splits.

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      ii.   "Average Daily Trading Volume" shall mean, with respect to a company and a time period at issue, the sum of the daily trading volumes of such company on each of the days during such period, as reported by Yahoo, divided by the number of trading days included in such period, and as adjusted for stock splits.

      iii. "EBITDA" shall mean, with respect to a company, such company's earnings before interest, taxes, depreciation, and amortization, with no adjustments made for unusual charges or credits during the period for which EBITDA is being determined.

      iv.   reported during the period.

      v. "Enterprise Value" shall mean, with respect to a company, the sum of such company's Equity Value and Net Debt.

      vi. "Equity Value" shall mean, with respect to a company, the product of such company's Average Daily Stock Price for the period January 1, 2003 through January 31, 2003 and such company's number of fully diluted shares outstanding as of December 31, 2002, as reported by such company.

      vii. "Net Debt" shall mean, with respect to a company, the sum of such company's interest bearing debt, minority interest, and preferred stock, less cash and cash equivalents, all as reported on such company's publicly reported financial statements as of December 31, 2002.

      viii. "Overall Score Ranking" shall mean, with respect to a company, the sum of the points earned by such company on all four of the individual metrics described above, determined pursuant to this
            Section 3.

      ix. "Peer Group" shall mean Hydril Co. (trading symbol HYDL), Superior Energy Services, Inc. (trading symbol SPN), and W-H Energy Services, Inc. (trading symbol WHES).

      x. "Stock Float" shall mean, with respect to a company, the number of fully diluted shares outstanding as of January 31, 2003 minus the number of shares controlled by such company's insiders. For purposes of this calculation, shares will be considered controlled by a company's insiders if they are owned directly or beneficially by any member of such company's management or its board of directors. Such shares will be calculated based on the disclosures in such company's 2002 Proxy Statement, adjusted for stock splits and ownership changes reported by such company in the SEC Form 13G filings made after the filing of such Proxy Statement but prior to January 31, 2003.

      (e) The following rules shall apply with respect to the determination of the individual metrics described in paragraph (b) above:

      i. Metric 1: A company's score on Metric 1 shall equal the number of equity analysts that submitted earnings estimates to FirstCall as of January 31, 2003

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            and that have published research reports on such company since
            August 30, 2002. If an equity analyst is possibly in a "gray period" (a period during which the analyst is not publishing estimates and research reports due to an impending or potential transaction being handled by the brokerage firm affiliated with such analyst) with respect to a company on which it has reported within the preceding 12 months, then, for purposes of this Agreement, such analyst will be deemed to have submitted an earnings estimate or published a research report during the requisite time frame under this metric, unless such assumption is inappropriate under the circumstances, as determined in the Committee's sole discretion.

      xi. Metric 2: A company's score on Metric 2 shall be equal to 100% multiplied by the quotient obtained by dividing the Average Daily Trading Volume during the period November 1, 2002 through January 31, 2003 by the total Stock Float of such company as of January 31, 2002.

      xii. Metric 3: A company's score on Metric 3 shall be equal to 100% multiplied by (A) minus (B) where (A) equals the quotient obtained by dividing the Average Daily Stock Price for such company during the period November 1 2002 through January 31, 2003 by the Average Daily Stock Price for such company during the period November 1, 2001 through January 31, 2002, and (B) equals the number one.

      xiii. Metric 4: A company's score on Metric 4 shall be equal to such company's Enterprise Value divided by the company's EBITDA, as publicly reported by the company for the 12 month period ending December 31, 2002.

An example of the calculation of each of the above-described metrics for each of the Company and the members of the Peer Group, using data available as of March 14, 2002, is attached to this Agreement as Exhibit A.

      (f) The Committee shall determine the Company's Overall Score Ranking relative to the members of the Peer Group as soon as practicable after January 31, 2003, taking into account the availability of the information required for purposes of making such determination.

      4. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as provided in this section and forfeiture as provided in Section 3 hereof, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall only be exercisable for a percentage of the number of shares as to which this Option was not forfeited pursuant to
Section 3 (the "Retained Shares") determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:


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
                                                    PERCENTAGE OF SHARES
            NUMBER OF FULL YEARS                    THAT MAY BE PURCHASED
            --------------------                    ---------------------
            Less than    1 year                              0%
                         1 year                             25%
                         2 years                            50%
                         3 years                            75%
                         4 years or more                   100%


However, if a Change of Control of the Company occurs prior to January 31, 2003, this Option shall become 100% exercisable for the full number of shares set forth in Section 1 as of the effective date of such Change of Control. Except to the extent otherwise set forth in the Executive Agreement between the Company and Executive (the "Executive Agreement"), if applicable, the terms of which are incorporated herein by reference, this Option will terminate and cease to be exercisable upon Executive's termination of employment with the Company, except that:

            (1) If Executive's employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised in full, but only as to the Retained Shares, by Executive at any time during the period of one year following such termination, or by Executive's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Executive) during a one year period following Executive's death if Executive dies during the one year period following such termination; provided, however, that if such termination occurs prior to January 31, 2003, this Option may be exercised pursuant to this paragraph for the number of shares set forth in Section 1.

            (2) If Executive's employment with the Company terminates by reason of retirement, this Option may be exercised in full, but only as to the Retained Shares, by Executive at any time during the period of one year following such termination, or by Executive's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Executive) during a one year period following Executive's death if Executive dies during the one year period following such termination; provided, however, that if Executive's retirement occurs prior to January 31, 2003, then the Committee shall determine, in its sole discretion, the number of shares that shall be deemed to constitute the "Retained Shares" for purposes of this provision based upon the methodology described in Section 3 and taking into account the amount of time between the effective date of this Agreement and the date of Executive's retirement. As used in this paragraph, "retirement" shall mean the termination of Executive's employment with the Company for reasons other than cause (as defined in (4) below) on or after attainment of age 65, or, with the express written consent of the Committee, on or after the age of 55.

            (3) If Executive dies while in the employ of the Company, Executive's estate, or the person who acquires this Option by will or the laws of descent and distribution


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      or otherwise by reason of the death of Executive, may exercise this Option in full, but only as to the Retained Shares, at any time during the period of one year following the date of Executive's death; provided, however, that if Executive's death occurs prior to January 31, 2003, the number of shares for which this Option may be exercised pursuant to this paragraph is the number of shares set forth in Section 1.

            (4) If Executive's employment with the Company terminates for any reason other than as described in (1), (2) or (3) above, unless such employment is terminated for Cause, this Option may be exercised by Executive at any time during the period of three months following such termination, or by Executive's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Executive) during a period of one year following Executive's death if Executive dies during such three-month period, but in each case only as to that percentage of the Retained Shares that Executive was entitled to purchase hereunder as of the date Executive's employment so terminates; provided, however, that if such termination occurs prior to January 31, 2003, then the Committee shall determine, in its sole discretion, the number of shares that shall be deemed to constitute the "Retained Shares" for purposes of this paragraph based upon the methodology described in Section 3 and taking into account the amount of time between the effective date of this Agreement and the date of such termination. For purposes of this Agreement, "Cause" shall have the meaning attributed to such term in the Executive Agreement, regardless of whether such agreement shall have expired or otherwise been terminated in accordance with its terms.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by constructively tendering to the Company shares of Stock having a fair market value equal to the purchase price and which shares, if acquired pursuant to a Company granted option, have been held by Executive for more than six months, (c) if the Stock is readily tradeable on a national securities market, through a "cashless-broker" exercise in accordance with a Company-established policy or program for the same, or (d) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Executive shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Executive, Executive (or the person permitted to exercise this Option in the event of Executive's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

      5. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Executive for federal or state income tax purposes, Executive shall deliver to the Company at the time of such exercise or disposition such amount of money or, with the consent of the Committee, shares of Stock as the Company may require to meet its minimum withholding obligations under applicable tax laws or regulations, provided that if, when the Option is


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exercised, Executive is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of being a current or former officer or director of the Company or an Affiliate, Executive may direct the Company to withhold a number of Option shares for the exercise sufficient to satisfy such minimum tax withholding requirements. No exercise of this Option shall be effective until Executive (or the person entitled to exercise the option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company

      6. STATUS OF STOCK. The Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act"), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Executive (or the person permitted to exercise this Option in the event of Executive's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

      Executive agrees that the shares of Stock which Executive may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Executive also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, and (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

      7. EMPLOYMENT RELATIONSHIP. Executive shall be considered to be in the employment of the Company as long as Executive remains an Employee, Director or consultant of the Company or any of its Affiliates. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final.

      8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Executive.

      9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of law principles thereof.

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         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Executive has executed this Agreement, all as of the day and year first above written.

                                          OIL STATES INTERNATIONAL, INC.


                                          BY: /s/ Douglas E. Swanson
                                              ----------------------------------
                                          NAME:   Douglas E. Swanson
                                          TITLE:  President and Chief Executive
                                                  Officer



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